EXHIBIT 8.1



                               BROWN & WOOD LLP
                            One World Trade Center
                         New York, New York 10048-0557
                           Telephone: (212) 839-5300
                           Facsimile: (212) 839-5599






                                                        February 14, 2001




Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830


         Re:      Greenwich Capital Acceptance, Inc.
                  Registration Statement on Form S-3
                  File No. 333-50248
                  -----------------------------------


Ladies and Gentlemen:


         We have acted as special tax counsel for Greenwich Capital Acceptance, Inc. (the "Company"), a Delaware corporation, in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Certificates (defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of mortgage pass-through certificates (the "Certificates"). The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the terms of a separate pooling and servicing agreement, master pooling and servicing agreement, pooling agreement or trust agreement (each an "Agreement") by and among the Company, a trustee (the "Trustee") and, where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Certificates.

         We have examined the prospectus (the "Prospectus") and forms of prospectus supplement (each, a "Prospectus Supplement") related thereto contained in the Registration Statement and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.


         In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Trustee, the Servicer (where applicable) and any other party thereto for such Series of Certificates and will be duly executed and delivered by the Company, the Trustee, the Servicer and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Certificates will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Certificates will be sold as described in the Registration Statement.


         As special tax counsel to the Company, we have advised the Company with respect to material federal income tax aspects of the proposed issuance of each Series of Certificates pursuant to the related Agreement. Such advice has formed the basis for the description of federal income tax consequences for holders of such Certificates that appear under the headings "Material Federal Income Tax Consequences" in each Prospectus Supplement and the Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those federal income tax consequences described therein, it is our opinion that such description is accurate in all material respects.

         In addition, we hereby confirm and adopt as our opinions those opinions set forth under "Material Federal Income Tax Consequences" in each of the Prospectus Supplements and the Prospectus (in each case subject to the terms and conditions set forth therein).

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectus Supplements and the Prospectus contemplate Series of Certificates with numerous different characteristics, you should be aware that the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Federal Income Tax Consequences" in each Prospectus Supplement and the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                     Very truly yours

                                                     /s/ BROWN & WOOD LLP